As filed with the Securities and Exchange Commission on March 28, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

International Securities Exchange, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	01-01681729
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

60 Broad Street

New York, NY 110004

(212) 943-2400

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Michael J. Simon

General Counsel, Chief Regulatory Officer and Secretary

International Securities Exchange, Inc.

60 Broad Street

New York, NY 10004

(212) 943-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James H. Ball, Jr., Esq.

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment pursuant to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock (1)	(2)	(2)	(2)	(2)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold from time to time by one or more selling stockholders to be identified in the future. The selling stockholders may purchase securities directly from the Registrant or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of Class A common stock of the International Securities Exchange, Inc. is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee, except for $22,247 that has already been paid with respect to 8,000,000 shares of Class A common stock that were previously registered pursuant to Registration Statement No. 333-129652 filed on November 10, 2005.

PROSPECTUS

THE INTERNATIONAL SECURITIES EXCHANGE, INC.

Class A Common Stock

From time to time, we, or the selling stockholders, may offer, issue and sell Class A common stock. If any securities are to be sold by selling stockholders, information concerning the stockholders will be included in a supplement or supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is quoted on the New York Stock Exchange under the trading symbol “ISE.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling shareholder resells any securities, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the securities being offered.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Neither the Securities and Exchange Commission nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2006

Unless otherwise stated or the context otherwise requires, references in this prospectus to “ISE,” “we,” “our,” or “us” refer to the International Securities Exchange, Inc.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we and/or certain selling stockholders may, from time to time, sell Class A common stock, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

To the extent that this prospectus is used by any selling stockholders to resell any securities, information with respect to the selling stockholders and the terms of the securities being offered will be contained in a prospectus supplement.

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is quoted on the New York Stock Exchange under the trading symbol “ISE.”

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2005, which we filed with the SEC on March 20, 2006;

•	our Current Reports on Form 8-K, which we filed with the SEC on January 31, 2006 and March 28, 2006;

•	those portions of our definitive Proxy Statement for the 2006 Annual Meeting of Stockholders to be held May 11, 2006 that are incorporated by reference in our Form 10-K; and

•	the description of our capital stock contained in Amendment No. 3 to our Registration Statement on Form S-1 (File No. 333-129652) filed on December 6, 2005.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, on or after the date of this prospectus and before the termination of the offering; provided, however, that we are not incorporating, in each case, any documents of information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a copy of these filings, at no cost, by writing, telephoning or emailing us as follows: Investor Relations, International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004, (212) 943-2400, email: mail@iseoptions.com.

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INTERNATIONAL SECURITIES EXCHANGE, INC.

We are a fully electronic securities exchange. Our exchange provides a trading platform in listed equity and index options and related services that is designed to provide transparency, reduced execution fees, tighter markets, enhanced liquidity and faster execution for our customers. We list options on the common stock and other equity securities of publicly traded companies and on indexes comprised of such equity securities. The underlying equities trade on the New York Stock Exchange LLC, the American Stock Exchange LLC, or Nasdaq Stock Market, Inc. Generally, we seek to list options that account for substantial trading volume on the other options exchanges or that we believe account for significant member trading interest.

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USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include expansion and diversification of our product and service offerings, acquisitions, capital expenditures and working capital. When a particular security is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling stockholder.

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DESCRIPTION OF CLASS A COMMON STOCK

As of March 28, 2006, we are authorized to issue up to 150,000,000 shares of Class A common stock, par value $0.01 per share. As of March 28, 2006, we had outstanding approximately 37,923,519 shares of Class A common stock. Computershare Trust Company, Inc. is the transfer agent and registrar for our Class A common stock. Shares of Class A common stock are quoted on the New York Stock Exchange under the trading symbol “ISE.”

Except as otherwise provided in our amended certificate of incorporation and constitution, each holder of Class A common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of our stockholders. There are no cumulative voting rights. Accordingly, holders of a majority of the shares of Class A common stock voting for the election of directors can elect all directors which they are entitled to elect in a slate for a given year, subject to any voting rights of holders of preferred stock or Class B memberships to elect directors.

Our amended certificate of incorporation and constitution place certain ownership and voting limits on the holders of our Class A common stock. No person (including related persons) may beneficially own more than 40% of the outstanding shares of our Class A common stock. Furthermore, no person (including related persons) may possess the right to vote or cause the voting of shares representing more than 20% of our Class A common stock or enter into any agreement not to vote shares of stock, the effect of which agreement would be to enable any person (including related persons) to vote or cause the voting of shares of Class A common stock that represent in the aggregate more than 20% our outstanding Class A common stock. Our amended certificate of incorporation also specifically prohibits our members (including related persons) from beneficially owning or voting more than 20% of our Class A common stock. We adopted these ownership and voting limits after discussion with SEC staff. The term “related persons” means, (1) with respect to any person, all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange Act); (2) with respect to any person constituting a member, any broker or dealer with which such member is associated; and (3) any two or more persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of our Class A common stock.

The board of directors may waive the provisions regarding ownership and voting limits relating to persons other than our members by an amendment to our constitution, subject to a determination of the board that such person (including its related persons) is not subject to any applicable “statutory disqualification” and that such waiver amendment:

•	will not impair our ability to carry out our functions and responsibilities as a “national securities exchange” under the Exchange Act;

•	is otherwise in our best interests and the best interests of our stockholders; and

•	will not impair the ability of the SEC to enforce the Exchange Act.

In making these determinations, our board of directors may impose conditions and restrictions on the stockholder or its related persons beneficially owning any shares of our Class A common stock entitled to vote on any matter that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and our governance. Such amendment to the constitution would not be effective unless approved by the SEC.

Our amended certificate of incorporation also contains notification requirements with respect to changes in ownership levels, requiring a person (including related persons) that at any time beneficially owns 5% or more of our outstanding Class A common stock and has the right to vote in the election of the board of directors to immediately upon so owning 5% or more of the then outstanding shares of such stock to give the board of directors written notice of such ownership. The amended certificate of incorporation also has similar notification requirements when such 5% ownership level changes.

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Any sale, transfer, assignment or pledge that, if effective, would result in any person, alone or together with its related persons, owning shares in excess of the ownership limits will be void and of no force or effect with respect to the purported transferee or owner, whom we refer to as the prohibited owner, as to that number of shares in excess of the ownership limits, and the prohibited owner will acquire no right or interest in such excess shares. There may be other events causing a person, alone or together with its related persons, to inadvertently exceed the ownership limits, such as a repurchase of excess shares by us from the special trustee in the manner described below. Excess shares will be transferred automatically, by operation of law, to a charitable trust, the beneficiary of which will be a charitable organization or organizations selected by us. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or event resulting in such excess shares. The trustee of the trust (who may be us or any entity unaffiliated with us and any person (including related persons) owning such excess shares) will be required to sell the excess shares to a person who could own the shares without violating the ownership limitation and distribute the net proceeds of the sale to the prohibited owner, who will receive the lesser of (1) the price per share received by us from the transfer of the excess shares, (2) the price per share the prohibited owner paid for the shares in the violative transfer, or (3) if the prohibited owner did not give value for such excess shares, a price per share equal to the market price for the excess shares. In the case of a prohibited owner who holds excess shares solely as the result of an action or event by us (as described below), the prohibited owner will receive the greater of (1) or (3) above. Following the payment of amounts due to the prohibited owner, any proceeds in excess of the amount payable to the prohibited owner shall be payable to the charitable beneficiary. Prior to the sale, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Except as required by law, effective as of the date that the shares have been transferred to the trust, the trustee has the right to rescind any vote cast by a prohibited owner prior to the discovery by us that the shares had become excess shares and thereafter vote the shares at its discretion. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited owner (prior to the discovery by us that the shares had become excess shares) will be required to be repaid to the trustee for distribution to the beneficiary.

In addition, excess shares shall be deemed to have been offered for sale to us at a price per share equal to the lesser of (1) the price per share in the transaction resulting in such excess shares (or in the case of an event not involving any payment, the market price at the time of the transfer) and (2) the market price of the shares on the date we accept such offer. We shall have the right to accept such offer, in whole or in part, until the trustee has sold the shares held in the charitable trust. If we accept any offer, we would structure our repurchases, if any, in a manner designed not to trigger any new violations of the ownership limits, or if triggered, to include such new violations in our repurchase.

Subject to the preferential rights of any holders of any outstanding series of preferred stock and any outstanding Class B memberships, in the event of our liquidation, dissolution or winding-up, the holders of Class A common stock will be entitled to receive any amounts available for distribution to holders of Class A common stock after payment of liabilities. Holders of Class A common stock have no conversion rights or preemptive rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A common stock. Subject to preferences that may be applicable to any then outstanding series of preferred stock, the holders of Class A common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors. We currently intend to pay regular quarterly dividends on our Class A common stock for fiscal year 2006. We intend that the regular quarterly dividends expected to be declared in 2006 will be in an aggregate amount not less than the aggregate amount of the proceeds received from the sale of any new Class B-2 memberships in fiscal year 2005, net of success bonuses that we may pay in connection with the completion of the sales and taxes we will pay on the proceeds. During fiscal year 2005, we sold three Class B-2 memberships for $1.5 million each. In March 2006, we declared a dividend in the amount of $0.05 per share of Class A common stock or $1,896,175.95 in the aggregate to stockholders of record as of March 23, 2006. The dividend is payable on March 31, 2006. There can be no assurance that any dividends will be paid in the anticipated amounts and frequency set forth in this prospectus.

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All outstanding shares of Class A common stock are fully paid and non-assessable, and the shares of Class A common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Shares of our Class A common stock outstanding prior to our initial public offering are subject to transfer restrictions for two years following the completion of our initial public offering, as well as other specific ownership and voting restrictions.

If we complete our proposed reorganization, our Class A common stock will be converted into shares of common stock of International Securities Exchange Holdings, Inc. having the same voting, dividend and liquidation rights as our Class A common stock.

This summary is not meant to be complete. You should refer to the applicable provision of our amended certificate of incorporation and constitution and to Delaware corporate law for a complete statement of the terms and rights of our Class A common stock.

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LEGAL MATTERS

In connection with particular offerings of the Class A common stock in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the Class A common stock offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Any underwriters will also be advised about the validity of the Class A common stock by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of International Securities Exchange, Inc. incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$(1)
Printing and Engraving Fees and Expenses	100,000
Accounting Fees and Expenses	10,000
Legal Fees	25,000
Miscellaneous	5,000

Total	$140,000

(1)	Deferred in reliance on Rule 456(b) and 457(r)

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL permits indemnification of the Registrant’s officers and directors under certain conditions and subject to certain limitations. Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

Article VI of the Registrant’s amended and restated constitution provides that the Registrant shall indemnify its directors and executive officers to the fullest extent authorized by the DGCL. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant’s request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding; provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision that he or she is not entitled to be indemnified by the Registrant.

As permitted by Section 102(b)(7) of the DGCL, Article 10 of the Registrant’s amended and restated certificate of incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation is generally unavailable for acts or omissions by a director that were (1) in bad faith, (2) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (3) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions that resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. However, such limitation of liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding against a director.

The Registrant has purchased directors’ and officers’ liability insurance.

Item 16. List of Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 28th day of March, 2006.

INTERNATIONAL SECURITIES EXCHANGE, INC.

By	/S/ MICHAEL J. SIMON
Name: Michael J. Simon Title: General Counsel, Chief Regulatory Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities indicated below on the 28th day of March, 2006.

Signature	Title

* David Krell	President, Chief Executive Officer

* Bruce Cooperman	Chief Financial Officer

* Amit Muni	Principal Accounting Officer

* Ivers W. Riley	Chairman of the Board of Directors

* Barbara Diamond	Director

* Sean Flynn	Director

* James V. Harkness	Director

* Frank J. Jones, Ph.D.	Director

* Mark P. Kritzman	Director

Signature	Title

* John A. Koltes III	Director

* Jason Lehman	Director

* John F. Marshall, Ph.D.	Director

* Sarah A. Miller	Director

* Carleton Day Pearl	Director

* William A. Porter	Director

* Richard Schmalensee, Ph.D.	Director

*By:	/S/ MICHAEL J. SIMON
Michael J. Simon As attorney-in-fact

EXHIBIT INDEX

Number	Description
1.1	*	Form of Underwriting Agreement.

2.1	**	Agreement and Plan of Merger of International Securities LLC and the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

2.2	**	Agreement and Plan of Merger of the Registrant, ETC Acquisition Corp. and Exchange Technology Corp. (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

3.1	**	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed on February 15, 2005).

3.2	**	Amended and Restated Constitution of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, filed on February 15, 2005)

4.1	**	See Exhibits 3.1 through 3.2 for provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Constitution for the Registrant defining the rights of holders of Class A common stock of the Registrant.

4.2	**	Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, filed on February 15, 2005).

4.3	**	Form of Stockholders Agreement, dated as of May 31, 2002, between the Registrant and the stockholders listed on the schedule therein (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, filed on November 12, 2004).

4.4	**	Form of Counterpart to the Stockholders Agreement between the Registrant and the stockholders listed on the schedule therein (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, filed on October 6, 2004).

4.5	**	Class A Common Stock Subscription Agreement, dated as of May 31, 2002, between the Registrant and the stockholders named therein (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

4.6	**	Amendment No. 1 to the Stockholders Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1, filed on January 13, 2005).

4.7	**	Form of Adhesion Agreement to the Stockholders Agreement and Amendment No. 1 to the Stockholders Agreement and Schedule of Signatories thereto (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1, filed on November 10, 2005, as amended by Amendment No. 1 filed on November 18, 2005).

5.1		Opinion of Milbank, Tweed, Hadley & McCloy LLP.

10.1	+**	Delivery and License Agreement, dated as of March 18, 1998, between the Registrant and OMX Technology AB (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed on November 12, 2004).

10.2	+**	Amendment and Supplement to the Delivery and License Agreement and the Support Agreement, dated as of April 10, 2003, between the Registrant and OMX Technology AB (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on November 12, 2004).

10.3	+**	Support Agreement, dated as of December 23, 2003, between the Registrant, OMX Technology AB and certain other parties (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, filed on January 13, 2005).

Number	Description

10.4	**	Novation Agreement, dated as of May 30, 2004, between the Registrant, OMX Technology AB and certain other parties (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed on October 6, 2004).

10.5	**	Amendment and Supplement to the Delivery and License Agreement and the Support Agreement, dated as of June 30, 2004, between the Registrant, OMX Technology AB and certain other parties (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed on October 6, 2004).

10.6	**	Employment Agreement, dated as of August 24, 2004, between the Registrant and David Krell (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.7	**	Employment Agreement, dated as of August 24, 2004, between the Registrant and Gary Katz (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.8	**	Employment Agreement, dated as of August 24, 2004, between the Registrant and Daniel P. Friel (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.9	**	Employment Agreement, dated as of August 24, 2004, between the Registrant and Michael J. Simon (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.10	**	Employment Agreement, dated as of August 24, 2004, between the Registrant and Bruce Cooperman (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.11	**	2002 Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.12	**	KEYSOP® Profit-Sharing Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.13	**	Employee 401(k) Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.14	**	Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.15	**	Omnibus Stock Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.16	**	Senior Executive Annual Bonus Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

10.17	+**	Amendment and Supplement to the Delivery and License Agreement and the Support Agreement, dated as of December 14, 2005, between the Registrant and OMX (US) Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K, filed on March 20, 2006).

16.1	**	Letter from Deloitte & Touche LLP, the Registrant’s former independent accountant (incorporated by reference to Exhibit 16.1 to the Registrant’s Registration Statement on Form S-1, filed on January 13, 2005).

21.1	**	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form S-1, filed on August 26, 2004).

23.1		Consent of Independent Registered Public Accounting Firm.

Number	Description

23.2	Consent Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.
**	Previously filed.
+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.